Exhibit 10.5
SEVERANCE AND RELEASE AGREEMENT

    This Severance and Release Agreement (“Agreement”) is entered into effective as of April 21, 2022, between Air Lease Corporation and all affiliated entities, as well as all individual officers, directors, employees, and owners (collectively, “Company”), and Jie Chen, an individual (“Executive”) (“Company” and “Executive” are together referred to as the “Parties”).

1.Voluntary Resignation. Executive understands and agrees that:
a.his employment with the Company will end on June 30, 2022, as a “voluntary resignation” (remote work permitted);”
b. his employment with Air Lease Corporation Hong Kong Limited (“ALC HK”) will end on June 30, 2022, as a “voluntary resignation” and the Employment Agreement dated June 6, 2019 between ALC HK and Executive (“HK Employment Agreement”) will be terminated;
c.he will resign all director and officer positions in the Company and/or its subsidiaries, including for ALC HK and ALC Hong Kong Leasing Limited no later than June 30, 2022; and
d.he will resign as the legal representative of each of ALC Tianrui (Tianjin) Company Limited and ALC Tiandao (Tianjin) Company Limited effective June 30, 2022.

2.Regular Company Compensation. Executive will continue to receive his base salary owed for his services to the Company, per current payment practice, through June 30, 2022, together with any accrued vacation pay, on June 30, 2022.

3.Regular ALC HK Compensation. Executive will continue receive his base salary owed for his services under his HK Employment Agreement, per current payment practice, through June 30, 2022, on June 30, 2022.

4.Insurance. For all of Executive’s existing U.S. health related policies and benefits, the Company will pay all of Executive’s COBRA premium insurance payments through June 30, 2023. Beginning July 1, 2023, Executive may elect continued coverage through COBRA and the Company will provide all the necessary documentation for that purpose.

5.Severance. Executive acknowledges that the Company will provide “Severance” as detailed below. The Severance is in consideration of Executive’s execution of this Agreement and the performance of the terms and conditions contained herein. Executive acknowledges that he is not entitled otherwise to Severance. Executive acknowledges that he is not entitled to any other salary, wages, commissions, bonuses, equity rights, benefits, insurance, or other compensation from the Company unless specifically set forth in this Agreement.

a.The Severance will consist of the following:
i.On July 1, 2022, a cash payment of $3,823,000, less legally required deductions, which payment will be reflected on an IRS form W-2 for calendar year 2022.
ii.On June 30, 2022, all of Executive’s outstanding and unvested restricted stock units (“RSUs”) granted by the Company consisting of 37,596 RSUs, all of which will be deemed fully vested at target. A number of shares of the Company’s Class A common stock equal to the sum of the RSUs shall be delivered to Executive, less the number of such shares required to satisfy required deductions, which payment will be reflected on an IRS form W-2 for calendar year 2022. On June 30, 2022, the Company will notify Fidelity, the plan administrator, to release such unrestricted shares of the Company’s Class A common stock, to the Executive’s account at Fidelity.
iii.At Executive’s election, up to four (4) round trip business class air tickets for his personal use or his immediate family between Los Angeles and Hong Kong/China, such tickets to be issued between July 1, 2022 and December 31, 2022, it being agreed and acknowledged that to the extent Executive avails himself of such air tickets, he will be subject to income tax on the value of such tickets, which will be reflected on an IRS form W-2 for calendar year 2022.
iv.At Executive’s election, the use of Executive’s current Hong Kong apartment through August 2022, it being agreed and acknowledged that, to the extent that Executive avails himself of such use, he will be taxed on the rental value and utilities/expenses related to the his occupancy, charged on a per diem basis, from and after June 30, 2022 through his date of departure, which will be reflected on an IRS form W-2 for calendar year 2022.

6.Tax Equalization. The attached Tax Equalization Understanding between the Company and Executive remains in effect following termination of Executive’s employment with the Company and ALC HK and shall be and remain applicable to any open tax years, including for taxes incurred in 2021 and 2022. The Company will retain the services of PricewaterhouseCoopers at the Company’s expense to assist Executive with his tax obligations through the 2022 tax year under Hong Kong and US federal and state tax law upon the same terms and conditions as provided in the Tax Equalization Understanding.

7.Release. Except for the Severance to be made by the under this Agreement (including the Tax Equalization Understanding), to the broadest extent permitted by law, Executive hereby fully and finally releases, acquits and forever discharges the Company and all of its subsidiaries and each of those entities’ stockholders, members, managers, directors, officers, employees, attorneys, insurers, plan administrators, successors, and assigns (collectively “Releasees”) from any and all past, current, and future claims, demands, obligations, liabilities, actions, costs, debts, damages, losses, and causes of action of every kind or nature, whether known or unknown, asserted or un-asserted, suspected or unsuspected, which have existed, now exist, or may hereafter exist and which are in any way connected with, or arise out of, Executive’s employment with, compensation by, or termination from the Company (collectively, “Claims”), including, but not limited to, claims based on, or arising out of, any alleged harassment, discrimination of any kind, including disability, and/or retaliation in violation of state or federal law; any claims for failure to prevent harassment, discrimination, and/or retaliation; all claims of violation of public policy, including wrongful and/or constructive termination; all claims based in tort such as assault, battery, and sexual battery; invasion of privacy; all claims based on breach of contract, whether written or oral, express or implied, and any covenant of good faith and fair dealing; claims for unpaid wages, vacation pay, meal and rest break violations, business expenses, other employment benefits, and associated penalties; claims for failure to engage in the interactive process, failure to provide reasonable accommodation, and/or wrongful denial/interference with any leave of absence; claims for unlawful or unfair business practices; claims for emotional distress; and claims brought under the Civil Rights Acts of 1964 and 1991, Fair Labor Standards Act, Age Discrimination in Employment Act of 1967, Americans with Disabilities Act, Family Medical Leave Act, Older Workers’ Benefit Protection Act, Uniformed Services Employment and Reemployment Rights Act of 1994, Employee Retirement Income Security Act of 1974, Rehabilitation Act of 1973; the U.S. and California Constitutions; California’s Fair Employment and Housing Act, California Family Rights Act, California

Labor Code, Government, and Business & Professions Codes; and California Wage Orders, and any amendment to these statutes, and any other federal, state, or local statute, ordinance, or common law.

a.Executive specifically and expressly waives and releases all rights under the provisions of Section 1542 of the Civil Code of California, which provides as follows:
“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release, and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

Thus, for the purpose of implementing a full, final, and complete release of the Company and the others released herein, Executive expressly understands and agrees that this release is intended to include in its effect, without limitation, Claims which Executive does not know of or suspect to exist in his favor and that this release extinguishes all such Claims. Executive further expressly understands and agrees that he may hereafter discover facts in addition to, or different from, those that he now believes to be true, but that notwithstanding the discovery of those facts, it is Executive’s intention hereby to fully, finally, completely, and forever release each and every Claim.

Executive acknowledges that the purpose of this Agreement is to resolve any and all potential issues or disputes between or among the Parties (and the others released herein) to the broadest extent permitted by law.
b.The above releases do not prohibit the following rights or claims: (1) claims for the enforcement of the Agreement itself (including the Tax Equalization Understanding); (2) claims by Executive for indemnification under California law or the HK Employment Agreement; and (3) any rights or claims of relief, whether specified above or not, that cannot be waived as a matter of law pursuant to federal, state, or local law. The Parties also understand that this Agreement does not prohibit Executive from filing an administrative charge of alleged employment discrimination under any anti-discrimination statute. Executive does, however, to the extent permitted by law, waive any right to monetary or other recovery should any administrative agency pursue any claims on Executive’s behalf arising out of or relating to Executive’s employment with the Company. The Parties agree that nothing in this Agreement will be deemed to prevent employees from accepting a whistleblower award from the SEC pursuant to Section 21F of the Securities Exchange Act of 1934.

8.Company Representation Regarding Executive. The Company represents and warrants to Executive that it is not aware, nor has received, notice of any facts or circumstances which would give rise to a claim against Executive, nor of facts or circumstances which, given notice, administrative action or the passage of time would constitute a claim against Executive.

9.Non-disparagement. Subject to Section 7(c) and 10(e), (i) Executive agrees not to make or imply any statement that is intended, or could reasonably be construed or interpreted, to disparage, defame, discredit, malign, or injure the business, professional, or personal reputation of the Company or any of the others released herein; and (ii) the Company agrees to direct, in writing, the current Executive Chairman, Chief Executive Officer and President, and the two Senior Vice Presidents, Marketing that have primary responsibility for Asia, not to make or imply any statement that is intended, or could reasonably be construed or interpreted, to disparage, defame, discredit, malign, or injure the business, professional, or personal reputation of Executive. Nothing in this section shall prevent any person from testifying truthfully if required to do so.

10.Confidentiality. Executive acknowledges that the Company has provided and made available to him certain information regarding its business, including, without limitation: various sales and marketing information; actual and potential customer and lead names, addresses, telephone numbers, and specific characteristics; sales reports; pending projects or proposals; methods of production; business plans and projections, including new product, facility or expansion plans; pricing information (such as price lists, quotation guides, previous or outstanding quotations, equipment prices, or billing information); estimating programs and methodology; the techniques used in, approaches, or results of any market research; advertising sources; employee salaries, contracts and wage information; financial information about the Company; customer information reports; and mailing plans and programs; whether written or verbal, or contained on computer hardware or software, disk, tape, microfiche or other media (“Information”). This Information is of substantial value and highly confidential, is not known to the general public, is the subject of reasonable efforts to maintain its secrecy, constitutes the professional and trade secrets of the Company, and has been provided and disclosed to Executive solely for use in connection with his employment. Executive agrees that he will:
a.regard and preserve the Information as highly confidential and the trade secrets of the Company;
b.not disclose, nor permit to be disclosed, any of the Information to any person or entity, absent written consent and approval from the Company;
c.not photocopy or duplicate, and will not permit any person to photocopy or duplicate, any of the Information without the Company’s written consent and approval;
d.not make any use of Information for his own direct or indirect benefit or the benefit of any person or entity other than the Company; and
e.return all Information to the Company immediately upon the execution of this Agreement.

11.Other Important Terms.
a.Executive understands that this Agreement and anything in it shall not be considered as any admission by the Company or any of the others released herein of any preexisting obligation or improper conduct whatsoever. Executive further understands that the Company and the others released herein deny any such obligations or improper conduct.
b.Executive affirmatively acknowledges that he has read this Agreement and understands its contents and that he is signing this Agreement voluntarily.
c.Executive acknowledges that the making, execution and delivery of this Agreement has not been induced by any promises, representations, statements, warranties, or agreements other than those expressed herein. Executive understands this Agreement supersedes all prior discussions and agreements between the Parties (and the others released herein), whether orally or in writing, except the Parties’ Agreement to Arbitrate executed by Executive on or about December 17, 2021 which is incorporated into this Agreement as though fully set forth and which covers any and all disputes concerning this Agreement. With that incorporation, and the Tax Equalization Understanding attached, this Agreement is a fully integrated document.
d.Executive understands and agrees that each of the Releasees released herein, other than the Company, is an express third-party beneficiary to and of this Agreement.
e.Notwithstanding any other provision in this Agreement, Executive is not prohibited or in any way restricted from reporting possible violations of law to a governmental agency or entity or receiving any whistleblower awards relating thereto and is not required to inform the Company if he makes such reports.

12.Agreement to Cooperate. Executive agrees to cooperate with the Company and its affiliates in relation to business issues, internal investigations and any regulatory, civil, criminal, or administrative proceedings which may involve events that occurred while Executive was employed by the Company or any of its affiliates. Such cooperation includes, but is not limited to, appearing for interviews by the Company at its request, providing any documents in Executive’s possession relating to the Company, and providing truthful testimony at interviews and depositions.

13.Injunctive Relief. The Parties agree that the Executive and the Company and the others released herein shall be entitled to preliminary injunctive relief or other equitable relief to prevent breaches of this Agreement in order to maintain the status quo pending an arbitration between the Parties or others released herein. The Parties further agree that in the event the Executive or the Company or any of the Releasees is required to initiate any arbitral proceeding to enforce the terms and conditions of this Agreement, the prevailing party shall be entitled to recover all reasonable attorney’s fees and costs associated with the action or proceeding to the extent permitted by law.

14.Governing Law. This Agreement is to be governed by the laws of the State of California without regard to any conflict of laws principles. The Parties agree that the proper venue for any arbitral proceeding arising out of this Agreement shall be in Los Angeles County.

15.ADEA. The Federal Age Discrimination in Employment Act (“ADEA”) requires that employers give certain notices to employees (including former employees), who are releasing age discrimination claims. Pursuant to the ADEA, Executive acknowledges that the Company has notified him of the following and he agrees that:
a.He may not waive or release any right or claim under the ADEA unless his waiver and release is knowing and voluntary and that he fully understands all of the terms of the release.
b.His waiver and release must be and is written in an understandable manner.
c.His waiver and release must and does specifically refer to the rights or claims arising under the ADEA.
d.He may not waive or release any of his ADEA rights or claims that arise after the date he signs this Agreement, and that this Agreement does not release any such later arising ADEA claims.
e.He may only waive, or release rights or claims in exchange for consideration in addition to anything of value to which he is already entitled, and that this Agreement provides him with such consideration.
f.He was advised in writing to consult with an attorney before executing this Agreement.
g.He has 21 calendar days to execute this Agreement, which expires on May 12, 2022. If he executes this Agreement prior to the expiration of 21 calendar days, he waives this right freely and voluntarily. Irrespective of when he signs this Agreement, he has seven calendar days to revoke his acceptance. Any revocation shall be in writing and hand delivered to the Company, attention Courtney McKeown, on or before the seventh calendar day following the date he executes this Agreement.

16.Return of Company Property. Executive will return any Company Property (including laptops) in his possession by June 30, 2022. Executive, however, may retain any Company provided mobile phones and iPad.

17.References. The Company agrees to provide a neutral reference for Executive for any future employment and/or business opportunities, which shall contain dates of employment and titles and, to the extent previously disclosed by Executive, confirmation of compensation history.

Executive understands and acknowledges that he has had sufficient time to review this Agreement and to decide whether or not to enter into this Agreement. Having fully reviewed and understood this Agreement, Executive signs this Agreement voluntarily and of his own accord and without any undue pressure or influence.

Dated:	April 25, 2022	/s/ Jie Chen
Jie Chen

Dated:	April 21, 2022	Air Lease Corporation

		By:	/s/ Courtney Mckeown
Courtney Mckeown
Senior Vice President, Human Resources

Attachment A

Tax Equalization Understanding